flyExclusive Delivers $111 Million in Revenue and 95% Gross Profit Growth as Fleet Transformation Drives Record Q3 Performance

Revenue increases 21% to $111.1 million as flight hours grew 7% with 19% fewer aircraft on certificate as of September 30, 2026.

Gross margin expanded 850 basis points to 22%; dispatch availability improved 930 basis points, demonstrating operating leverage and additional earnings potential

RALEIGH, N.C., November 12, 2026 (BUSINESS WIRE) - flyExclusive, Inc. (NYSE American: FLYX), one of North America's largest private jet operators, today announced financial results for the third quarter ended September 30, 2026, reporting substantial year-over-year gains for the quarter in revenue, gross profit and Adjusted EBITDA as its fleet modernization and operational efficiency initiatives continue to transform the economics of its business.

Third-quarter revenue increased 21% to $111.1 million, while gross profit rose 95% to $24.6 million compared to the third quarter of 2025. Gross margin for the quarter expanded approximately 850 basis points to 22%, and Adjusted EBITDA reached $5.1 million, a $7.1 million improvement from the prior-year period. Adjusted EBITDA is a non-GAAP metric; see “Non-GAAP Financial Measures” below for important disclosures and a reconciliation to relevant GAAP measures.

The results demonstrate the increasing productivity of flyExclusive's vertically integrated operating platform. The Company flew 19,660 hours during the quarter, 7% more than a year earlier, and ended the quarter with 73 revenue-generating aircraft compared with 90 in the third quarter of 2025.

Third Quarter 2026 Highlights

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Revenue increased 21% year over year to $111.1 million.
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Gross profit increased 95% to $24.6 million, with gross margin expanding to 22% from 14%.
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Adjusted EBITDA improved to $5.1 million from a loss of $1.9 million in the prior-year quarter.

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Flight hours increased 7% to 19,660 while the number of revenue-generating aircraft on certificate at the end of the quarter declined 16%.
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Dispatch availability increased to 58% from 49%, a 930-basis-point improvement.
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Core fleet aircraft utilization increased approximately 19%.
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External maintenance, repair and overhaul (MRO) revenue grew 38% compared to third quarter 2025.
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Jet Club retail sales increased 22% to $38.6 million, while fractional share and flight-fund sales increased 22% to $16.8 million.

"We're generating more earnings from a smaller fleet."

"Two years ago, we had an aircraft productivity problem that was consuming capital and limiting our ability to grow profitably," said Jim Segrave, Founder and Chief Executive Officer of flyExclusive. "Today, we're flying more hours with fewer airplanes, generating substantially higher margins and producing positive Adjusted EBITDA."

"The significance of these results isn't simply that revenue grew 21%. It's that gross profit grew 95%. We've fundamentally changed the relationship between our revenue and our operating costs. That's what our fleet transformation was designed to accomplish, and we believe the numbers are showing it."

"Importantly, we still have substantial room to improve. We're building a more productive fleet, increasing aircraft availability, expanding our maintenance capabilities and growing our base of committed customers. We believe the operating platform we've built can support meaningfully greater earnings power as we continue to execute."

A More Productive Fleet Is Driving Higher Margins

flyExclusive's fleet transformation continues to deliver measurable improvements in aircraft productivity and operating efficiency.

During the third quarter of 2026, the Company generated approximately 7% more flight hours with 19% fewer revenue-generating aircraft on certificate than in the comparable 2025 period. Average monthly utilization on the core fleet increased to approximately 86 flight hours per aircraft, compared with 72 a year earlier.

The Company has eliminated 35 non-performing aircraft from its fleet transformation program, including three during the third quarter. The remaining two aircraft in the identified non-performing fleet are under contract to be sold.

At the same time, dispatch availability increased to 58%, up from 49% in the third quarter of 2025. Management estimates that each additional percentage point of dispatch availability represents approximately $2.5 million in potential annual contribution at the Company's current fleet size, assuming that incremental availability can be converted into productive flying.

These improvements contributed to a gross margin of 22% in the third quarter of 2026, compared with 14% in the prior-year quarter and 20% in the second quarter of 2026.

Expanding Profitability and Operating Leverage

Third-quarter Adjusted EBITDA improved by approximately $7.1 million year over year to $5.1 million, compared with an Adjusted EBITDA loss of $1.9 million in the third quarter of 2025.

Adjusted EBITDA margin for the quarter increased to approximately 5%, compared with negative 2% in the prior-year quarter.

For the first nine months of 2026, revenue increased 17% to $318.5 million, while gross profit grew 76% to $66.4 million.

Year-to-date Adjusted EBITDA reached approximately $8.6 million, an improvement of approximately $22.1 million compared with the first nine months of 2025.

The Company's operating efficiency gains extended beyond aircraft utilization. Third-quarter revenue per SG&A employee increased approximately 8% year over year, while SG&A expense as a percentage of revenue declined approximately 106 basis points to 20%.

"We're seeing the benefit of operating leverage across the business," said Brad Garner, Chief Financial Officer of flyExclusive. "Our revenue is growing faster than our overhead, our aircraft are more productive, and the improvements in dispatch availability are creating additional operating capacity without requiring a proportional increase in fleet size.

"This is reflected in our gross margin for the quarter, which expanded from 14% to 22% in just one year. We remain focused on converting that operating progress into sustainable earnings and cash generation while maintaining disciplined capital allocation."

Growth Across Jet Club, Fractional and Maintenance Services

Demand for flyExclusive's retail aviation products remained strong during the quarter.

Jet Club retail sales during the third quarter increased approximately 22% year over year to $38.6 million, while fractional share sales and flight-fund deployments increased approximately 22% to $16.8 million.

These products support the Company's strategy of increasing contractually committed customer demand, improving revenue visibility and more effectively matching flight requirements with available fleet capacity.

The Company's vertically integrated maintenance business continued expanding, with external MRO revenue increasing approximately 38% to $4.3 million during the quarter.

flyExclusive has deployed 14 Mobile Service Units across strategic geographic regions, extending its maintenance capabilities beyond its facilities in Kinston, North Carolina. Management estimates the internal Mobile Service Unit program delivers approximately 50% cost savings compared with external providers while supporting faster aircraft return-to-service.

The Company continues to invest in additional maintenance capabilities, including avionics, aircraft refurbishment, paint, and Starlink installations, expanding opportunities to serve both its own fleet and third-party customers.

Strengthened Financial Position and Continued Investment

flyExclusive ended the third quarter with approximately $19.6 million in cash and cash equivalents, compared with $14.2 million at June 30, 2026.

Long-term notes payable declined to approximately $136.0 million, representing a reduction of approximately $13.0 million and $106.0 million from third-quarter 2025 and third quarter 2024 levels, respectively.

Management remains focused on balancing liquidity, debt reduction and disciplined investment in productive fleet capacity and operating capabilities.

Third Quarter Financial and Operating Summary

Metric	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change
Revenue	$111.1M	$92.1M	+21%
Gross profit	$24.6M	$12.6M	+95%
Gross margin	22.2%	13.7%	+850 bps
Adjusted EBITDA	$5.1M	$(1.9)M	+$7.1M
Adjusted EBITDAR	$9.4M	$2.8M	+$6.6M
Total flight hours	19,660	18,289	+7%
Ending aircraft on certificate	73	90	(19%)
Dispatch availability	58.2%	48.9%	+930 bps

Figures rounded. Adjusted EBITDA and Adjusted EBITDAR are non-GAAP measures. See reconciliations and important disclosures under “Non-GAAP Financial Measures” below.

Conference Call and Investor Materials

Management will discuss third-quarter results, operating performance and the Company's strategic priorities on its earnings conference call on Thursday, November 12, 2026 at 8:30 AM ET. Interest parties can access the conference call by dialing (877) 404-1250 (toll free) or +1 (215) 268-9892 (international) and referencing event code 13763833.

Investors and interested parties may access the live webcast, earnings presentation and supporting financial materials through the Company's Investor Relations website at https://ir.flyexclusive.com.

A replay of the webcast will be available following the call.

About flyExclusive

flyExclusive is a vertically integrated, FAA-certificated air carrier offering private jet experiences through fractional ownership, Jet Club memberships and on-demand charter services to destinations around the world. The Company operates one of the largest private jet fleets in the United States, supported by in-house maintenance, repair, refurbishment and avionics capabilities in Kinston, North Carolina.

Learn more at www.flyexclusive.com.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP financial measures. These measures should be considered supplemental to, and not substitutes for, comparable financial measures calculated in accordance with U.S. GAAP.

Definitions, explanations of management's use of these measures and reconciliations to the most directly comparable GAAP measures will be included in the Company's earnings materials and applicable SEC filings.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future financial and operating performance, aircraft utilization and availability, growth initiatives, fleet modernization, profitability, liquidity, capital allocation, MRO expansion and the Company's business strategy.

These statements reflect management's current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including changes in demand, aircraft availability, operating costs, financing conditions, execution of business initiatives, regulatory requirements and other factors described in the Company's Annual Report on Form 10-K filed March 5, 2026, and subsequent SEC filings.

flyExclusive undertakes no obligation to update forward-looking statements except as required by law.

Media Contact

Hannah Rose, VP of Marketing
media@flyexclusive.com

Investor Relations Contact

investors@flyexclusive.com